Exhibit 99.1

For release Western Circuit and Analyst Wire.

January 15, 2015

BRIDGFORD FOODS CORPORATION ANNOUNCES ELECTION OF NEW DIRECTOR

Anaheim, California - Bridgford Foods Corporation (Nasdaq: BRID) today announced the reelection of Allan Bridgford Jr. to the Board of Directors of the Company. Mr. Bridgford previously served on the Board from October 10, 2011 through his resignation on March 24, 2014. He has served as a consultant to the Company since his resignation. As a member of the Board of Directors, Mr. Bridgford will also serve on the Nominating Committee.

CONTACT:	Bridgford Foods Corporation
R. Lancy, 714/526-5533